Exhibit 10.2
DATATRAK INTERNATIONAL, INC.
2005 OMNIBUS EQUITY PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
(OUTSIDE DIRECTOR FORM)
DATATRAK International, Inc.
6150 Parkland Boulevard
Suite 100
Mayfield Heights, OH 44124
Attention: Compensation Committee of DATATRAK International, Inc.
                  2005 Omnibus Equity Plan
Members of the Committee:
     I acknowledge that, effective [                                        ], I have been awarded:
a.	nonqualified stock options (the “Options”);

b.	to purchase common shares, without par value, of DATATRAK International, Inc. (the “Shares”) at a per share Exercise Price of $[ ].
This award is made under and pursuant to the DATATRAK International, Inc. 2005 Omnibus Equity Plan, as it may be amended from time to time (the “Plan”), which is hereby incorporated by reference, and this Nonqualified Stock Option Agreement (“Agreement”). In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will govern. A copy of the Plan may be obtained by written request to the Committee at the address provided below:
DATATRAK International, Inc.
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
Attention: Chief Financial Officer
     Without limiting the generality of the forgoing, in consideration of this grant of Options, I hereby acknowledge, understand and agree as follows:
1.	Definitions. For purposes of this Agreement, the following definitions apply:
a.	Exercise Date. The “Exercise Date” is the date that the Committee accepts delivery of a properly executed form evidencing an intention to exercise my Options.

b.	Exercise Price. The “Exercise Price” is the closing price of a share of Common Stock (as reported in the principal consolidated transaction reporting system for The NASDAQ Stock Exchange) on the date of this Agreement. For administrative purposes, the Exercise Price will be recorded by the Committee at the top of this Agreement. Except as otherwise contemplated in Section 11(c), the Exercise Price shall never be less than the Fair Market Value of the common shares underlying the Options on the Date of Grant.
The capitalized terms in this Agreement shall have the meaning ascribed to them under the Plan, unless otherwise specified herein.
     2. Termination of Agreement. Except as the Committee may otherwise determine, this Agreement will terminate on the date immediately preceding the tenth (10th) anniversary of the date of this Agreement. Notwithstanding the foregoing, if I am removed from the Board of Directors in accordance with the Company’s articles of incorporation, as amended, this Agreement shall terminate three months after the effective date of termination of my directorship. Upon termination of this Agreement, neither me nor any of my successors, heirs, assigns, legatees, beneficiaries or legal representatives shall have any further rights or interest in the Options. Any terms or conditions of this Agreement that the Committee determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement.
     3. Vesting. The Options shall be fully vested, but subject to the termination provisions contained in Section 2 hereof.
     4. Exercise of Options.
a.	Timing. The Options may be exercised at any time prior to the termination of this Agreement. Except in the event of my death, Disability or incapacity, a limited transfer pursuant to Section 13.3 of the Plan or as contemplated by a court order recognized by the Committee as a qualified domestic relations order, the Options shall only be exercisable by me during my lifetime.

b.	Delivery of Notice of Exercise. I must submit to the Committee at the address listed in Section 11(f): (i) a properly executed Notice of Exercise of Options form (prescribed by, and obtainable upon written request from, the Committee) evidencing my intention to exercise the Options; and (ii) either a certified or cashier’s check payable to the Company or certificates for shares of Common Stock properly endorsed for transfer, or a combination thereof, in the amount of the Exercise Price. To simplify administration, the Committee may require that I exercise a minimum number of Options.

c.	Distributions. Subject to adjustments under Section 11(c), upon exercise of Options and payment of the Exercise Price, I will be entitled to a distribution of a number of Common Shares equal to the number of Options being exercised. The Committee will distribute such Common Shares to me as soon as practical after the Exercise Date.
     5. Tax Withholding. The Board of Directors will cause the Company to satisfy any tax withholding obligation under federal, state and local laws. The Committee will cause the Company to deliver the tax withholding proceeds to the appropriate taxing authorities in satisfaction of my tax liabilities. The Committee may, in its sole discretion, make such withholding from any distributions to my estate, legatee, heir or other successors as it deems necessary under the law.
     6. Delivery of Stock Certificates. As soon as practicable following receipt of written notice of the exercise of the Options and payment or deemed payment of the Exercise Price, the Committee will cause a certificate or certificates representing the shares distributable upon exercise of the Options (the “Stock”) to be delivered to me or my estate, legatee, heir or other successor, as applicable. The Committee and the Company shall not be liable to any person or entity for damages relating to any delays in issuing the certificates, any loss of the certificates or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
     7. Stockholder Rights. I will not be entitled to receive dividends with respect to, or to vote, the common shares which may be purchased pursuant to the Options prior to their exercise and my receipt of the certificates representing such shares.
     8. Limitation of Liability. The liability of the Company and its Affiliates, the Board of Directors and its members, the Committee and its members, and the number and value of any Shares distributed under this Agreement, will be limited to the obligations set forth herein with respect to such distribution. No provision of this Agreement shall be construed to impose any liability on such persons or entities or Company employees who perform administrative functions relative to this Agreement, in favor of any person with respect to any loss, cost or expense (whether or not foreseeable on the date hereof) which the person may incur in connection with, or arising out of, this Agreement. This Agreement is not intended to provide, and shall be not be construed as providing, greater rights to my heirs, assigns, legatees, estate or other successors than those granted to me.
     9. Non-Transferability of Stock and Certificate Legends. The Common Shares may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act of 1933, as amended, with respect to the Stock has become effective or unless I establish to the satisfaction of the Company that an exemption from such registration is available. I further acknowledge and agree that the certificates representing the Stock shall bear a legend stating the substance of such restrictions, as well as any other restrictions the Committee deems necessary or appropriate.
     10. Code Section 409A. This Agreement and the compensation and benefits hereunder are intended to meet the requirements for exemption from Code Section 409A set forth in Treas. Reg. Section 1.409A-1(b)(5), as well as any other such applicable exemption, and this Agreement shall be construed and administered accordingly. Notwithstanding anything in the Plan or elsewhere in this Agreement to the contrary, if the Committee determines that any compensation or benefits awarded or payable under this Agreement may be subject to taxation under Code Section 409A, the Committee shall, after consultation with me, have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it deems necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Code Section 409A and, more generally, to avoid adverse tax consequences thereunder. I will execute any other instruments and take, or refrain from taking, any further action as may be necessary to avoid adverse tax consequences under Code Section 409A. In no event shall this Section or any other provisions of the Plan or this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of or awards or payments under this Agreement. The Company makes no representations or warranties as to the tax effects of this Agreement or any transactions or events contemplated hereunder. Except and only to the extent as may be provided under a separate written agreement, the Company shall have no responsibility for tax consequences of any kind to me or my beneficiaries resulting from the terms, operation or administration of the Plan and this Agreement.
     11. Miscellaneous Provisions.
a.	Authority of the Committee. The Plan is administered by the Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement.

b.	Transfer Restrictions. Except as otherwise provided below, I cannot sell, transfer, assign, hypothecate or otherwise dispose of the Options or pledge them as collateral for a loan and the Options shall not be subject to execution, attachment, garnishment or similar process. Any purported sale, transfer, assignment, hypothecation, pledge or other disposition of the Options in a manner inconsistent with the Plan and this Agreement, and the levy of any execution, attachment, garnishment or similar process upon the Options, shall be void and of no effect.

The Options shall not be transferable by me other than by will and the laws of descent and distribution or, solely if and to the extent approved by the Committee from time to time in its sole discretion, pursuant to Section 13.3 of the Plan or a qualified domestic relations order, as defined in the Code. In addition, the Options will be subject to such other restrictions as the Board of Directors deems necessary or appropriate.

c.	Effect of Corporate Reorganization or Other Changes Affecting Number of Kind of Stock. The provisions of this Agreement will be applicable to the Options and to any options or other equity rights which may be acquired by me as a result of a reclassification, recapitalization, reorganization, redesignation, merger, consolidation, stock split, stock dividend, spin-off, split-off, split-up, combination or exchange of shares, special dividend or other distribution to stockholders, exchange for other securities, a sale of all or substantially all assets or the like. I understand and agree that the Committee may appropriately adjust the terms, number and kind of the Options to reflect such a change. Any such adjustment, which may include the elimination of fractional shares if the Committee so directs and shall be final, binding and conclusive as to me and my beneficiaries. As used in this Agreement, the term “Options” will be deemed to include any such options or other equity rights.

d.	Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and me, and its and my respective successors, legal representatives, heirs, estates, personal representatives and beneficiaries.

e.	Integration. This Agreement, as it may be amended from time to time, together with the Plan and all amendments thereof, constitutes the entire agreement between me and the Company with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

f.	Notice. Any notice sent to me or the Company relating to this grant must be in writing. All elections, notices, designations and other correspondence with the Company should be directed to the Committee at:
DATATRAK International, Inc.
6150 Parkland Boulevard
Suite 100
Mayfield Heights, OH 44124
Attn: Chief Financial Officer

g.	No Rights to Continued Directorship. Nothing in this Agreement shall be construed to confer upon me the right to continue as a director of the Company, or affect any rights which the Company or its stockholders may have to terminate my directorship.

h.	Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

i.	Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

j.	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without reference to principles of conflict of laws.

k.	Tax Reporting. The Options are nonqualified stock options subject to federal income tax treatment described in Section 83 of the Code. The Company and I shall report any transaction relating to the Options on federal income tax returns in a manner consistent with that status.
     I am a sophisticated investor and I possess sufficient knowledge of the risks inherent in holding the Options. Moreover, I have carefully read the above Agreement and hereby accept the above grant under the terms, conditions and restrictions of this Agreement and the Plan, and I agree to be bound thereby and by the actions of the Committee.
Very truly yours,

Print Name:
Address:

Social Security No.:
ACKNOWLEDGMENT AND RECEIPT
DATATRAK International, Inc. hereby accepts and agrees to be bound by the terms of the foregoing Nonqualified Stock Option Agreement under the DATATRAK International, Inc. 2005 Omnibus Equity Plan.

DATATRAK International, Inc.

Effective Date:	By: